Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2013

Huron Consulting Group Announces

First Quarter 2013 Financial Results

•	Revenues increased 18.3% to $164.0 million for Q1 2013 compared to $138.6 million in Q1 2012.

•	Operating income for Q1 2013 was $21.3 million compared to $3.6 million in Q1 2012.

•	Adjusted EBITDA(6), a non-GAAP measure, more than doubled to $25.6 million in Q1 2013 compared to $11.8 million in Q1 2012.

•	Diluted earnings per share from continuing operations for Q1 2013 was $0.51 compared to $0.03 in Q1 2012.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.51 in Q1 2013 compared to $0.13 in Q1 2012.

•	Company affirms its previous earnings guidance range for full year 2013, including revenue expectations in a range of $655.0 million to $685.0 million.

CHICAGO – April 25, 2013 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the first quarter ended March 31, 2013.

“Huron’s first quarter results were a solid start to 2013, primarily due to the continuing challenges within our clients’ markets,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Uncertainties brought about by healthcare reform, reimbursement issues, and the competitive environment facing most hospitals and academic medical centers provide an opportune base for us to deliver value to our provider clients. Colleges and universities are also facing a rapidly changing competitive environment. Collectively, these factors give us confidence that demand for our services will continue at a solid pace throughout 2013.”

First Quarter 2013 Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the first quarter of 2013 were $164.0 million, an increase of 18.3% compared to $138.6 million for the first quarter of 2012. The Company’s first quarter 2013 operating income was $21.3 million, compared to $3.6 million in the first quarter of 2012. Net income from continuing operations was $11.4 million, or $0.51 per diluted share, for the first quarter of 2013 compared to $0.6 million, or $0.03 per diluted share, for the same period last year. Net income was $11.3 million, or $0.50 per diluted share, for the first quarter of 2013, compared to $0.9 million, or $0.04 per diluted share, for the same period last year.

First quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $26.8 million, or 16.3% of revenues, compared to $9.4 million, or 6.8% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2013	2012
Amortization of intangible assets	$1,456	$1,619
Restatement related expenses	$—	$1,505
Restructuring charges	$—	$830
Litigation settlement gain	$(1,150)	$—
Tax effect	$(122)	$(1,582)

The Company recorded a $1.15 million litigation settlement gain during the first quarter of 2013. The Company had previously recorded a $1.15 million charge in the second quarter of 2012 related to settlement discussions in a lawsuit filed against Huron and others by Associates Against Outlier Fraud. In March 2013, the court granted Huron’s motion for summary judgment and dismissed the second amended complaint in its entirety with prejudice. As a result, the Company reversed the $1.15 million charge taken in 2012. The plaintiff filed an appeal and the Company filed a cross appeal of an earlier denial of a motion to dismiss filed by Huron.

Adjusted EBITDA(6) was $25.6 million, or 15.6% of revenues, in the first quarter of 2013, compared to $11.8 million, or 8.5% of revenues, in the comparable quarter last year. Adjusted net income(6) from continuing operations was $11.6 million, or $0.51 per diluted share for the first quarter of 2013 compared to $3.0 million, or $0.13 per diluted share, for the comparable period in 2012.

The average number of full-time billable consultants(1) was 1,501 in the first quarter of 2013 compared to 1,294 in the same quarter last year. Full-time billable consultant utilization rate(2) was 77.9% during the first quarter of 2013 compared with 77.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $212 for the first quarter of 2013 compared to $203 for the first quarter of 2012. The average number of full-time equivalent professionals(4) totaled 1,186 in the first quarter of 2013 compared to 989 for the comparable period in 2012.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

In the first quarter of 2013, the Company reorganized its internal financial reporting structure. Under the new structure, the Company now reports information as five operating segments: Huron Healthcare; Huron Legal; Huron Education and Life Sciences; Huron Financial; and All Other.

The Company’s year-to-date revenues by operating segment are as follows: Huron Healthcare (48%); Huron Legal (25%); Huron Education and Life Sciences (22%); and Huron Financial (5%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended March 31, 2013.

Outlook for 2013

Based on currently available information, the Company affirmed guidance, which was previously announced on February 20, 2013, for full year 2013 revenues before reimbursable expenses in a range of $655.0 million to $685.0 million. The Company also anticipates EBITDA in a range of $118.5 million to $127.0 million, Adjusted EBITDA in a range of $120.5 million to $129.0 million, GAAP diluted earnings per share in a range of $2.25 to $2.45, and non-GAAP adjusted diluted earnings per share in a range of $2.45 to $2.65.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

First Quarter 2013 Webcast

The Company will host a webcast to discuss its financial results today, April 25, 2013, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by ThomsonReuters and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in administration, management, finance and operations to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 95 of the top 100 research universities, more than 400 corporate general counsel, and more than 385 hospitals and academic medical centers. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues and reimbursable expenses:
Revenues	$164,036	$138,637
Reimbursable expenses	15,336	13,796

Total revenues and reimbursable expenses	179,372	152,433
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	106,128	96,781
Amortization of intangible assets and software development costs	658	1,142
Reimbursable expenses	15,351	13,818

Total direct costs and reimbursable expenses	122,137	111,741

Operating expenses:
Selling, general and administrative	32,263	30,067
Restructuring charges	—	830
Restatement related expenses	—	1,505
Litigation settlement gain	(1,150)	—
Depreciation and amortization	4,779	4,653

Total operating expenses	35,892	37,055

Operating income	21,343	3,637
Other income (expense), net:
Interest expense, net of interest income	(1,863)	(1,866)
Other income, net	13	333

Total other expense, net	(1,850)	(1,533)

Income from continuing operations before income tax expense	19,493	2,104
Income tax expense	8,124	1,517

Net income from continuing operations	11,369	587
(Loss) income from discontinued operations, net of tax	(32)	269

Net income	$11,337	$856

Net earnings per basic share:
Net income from continuing operations	$0.51	$0.03
Income from discontinued operations, net of tax	$—	$0.01

Net income	$0.51	$0.04

Net earnings per diluted share:
Net income from continuing operations	$0.51	$0.03
Income from discontinued operations, net of tax	$(0.01)	$0.01

Net income	$0.50	$0.04

Weighted average shares used in calculating earnings per share:
Basic	22,139	21,775
Diluted	22,487	22,164

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$5,749	$25,162
Receivables from clients, net	101,549	97,510
Unbilled services, net	59,123	47,232
Income tax receivable	1,003	192
Deferred income taxes, net	9,631	14,751
Prepaid expenses and other current assets	13,914	15,525

Total current assets	190,969	200,372
Property and equipment, net	33,269	33,805
Other non-current assets	15,584	15,322
Intangible assets, net	17,337	18,879
Goodwill	518,916	519,522

Total assets	$776,075	$787,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,978	$8,461
Accrued expenses	15,786	17,692
Accrued payroll and related benefits	32,869	61,672
Bank borrowings, current portion	25,000	—
Accrued consideration for business acquisitions, current portion	5,586	5,640
Income tax payable	165	7,872
Deferred revenues	15,345	15,388

Total current liabilities	101,729	116,725
Non-current liabilities:
Deferred compensation and other liabilities	7,140	6,973
Bank borrowings, net of current portion	177,500	192,500
Deferred lease incentives	6,874	6,936
Deferred income taxes	15,784	14,560
Accrued consideration for business acquisitions, net of current portion	4,956	4,885

Total non-current liabilities	212,254	225,854

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,184,665 and 24,793,327 shares issued at March 31, 2013 and December 31, 2012, respectively	243	240
Treasury stock, at cost, 1,893,745 and 1,880,809 shares at March 31, 2013 and December 31, 2012, respectively	(84,137)	(83,715)
Additional paid-in capital	427,607	420,825
Retained earnings	120,667	109,330
Accumulated other comprehensive loss	(2,288)	(1,359)

Total stockholders’ equity	462,092	445,321

Total liabilities and stockholders’ equity	$776,075	$787,900

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$11,337	$856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,437	6,621
Share-based compensation	4,635	4,842
Allowances for doubtful accounts and unbilled services	6,953	2,246
Deferred income taxes	6,083	3,344
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	(4,742)	2,133
(Increase) decrease in unbilled services	(18,423)	4,456
(Increase) decrease in current income tax receivable / payable, net	(8,513)	2,379
(Increase) decrease in other assets	2,459	1,853
Increase (decrease) in accounts payable and accrued liabilities	(3,000)	3,492
Increase (decrease) in accrued payroll and related benefits	(27,018)	(36,795)
Increase (decrease) in deferred revenues	(34)	(7,978)

Net cash used in operating activities	(24,826)	(12,551)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,576)	(5,267)
Net investment in life insurance policies	(507)	(361)
Purchases of businesses, net of cash acquired	—	(31,298)
Capitalization of internally developed software	(692)	—

Net cash used in investing activities	(4,775)	(36,926)

Cash flows from financing activities:
Proceeds from exercise of stock options	27	29
Shares redeemed for employee tax withholdings	(565)	(3,710)
Tax benefit from share-based compensation	803	1,116
Proceeds from borrowings under credit facility	22,000	93,000
Repayments on credit facility	(12,000)	(42,500)
Payments of capital lease obligations	—	(5)

Net cash provided by financing activities	10,265	47,930

Effect of exchange rate changes on cash	(77)	430

Net decrease in cash and cash equivalents	(19,413)	(1,117)
Cash and cash equivalents at beginning of the period	25,162	5,080

Cash and cash equivalents at end of the period	$5,749	$3,963

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
	2013	2012
Segment and Consolidated Operating Results (in thousands):
Huron Healthcare:
Revenues	$78,745	$63,465	24.1%
Operating income	$31,161	$15,838	96.7%
Segment operating income as a percent of segment revenues	39.6%	25.0%
Huron Legal:
Revenues	$40,944	$41,383	(1.1%)
Operating income	$2,938	$9,511	(69.1%)
Segment operating income as a percent of segment revenues	7.2%	23.0%
Huron Education and Life Sciences:
Revenues	$35,726	$27,676	29.1%
Operating income	$9,352	$6,458	44.8%
Segment operating income as a percent of segment revenues	26.2%	23.3%
Huron Financial:
Revenues	$8,582	$5,849	46.7%
Operating income	$3,379	$233	N/M
Segment operating income as a percent of segment revenues	39.4%	4.0%
All Other:
Revenues	$39	$264	(85.2%)
Operating loss	$(172)	$(799)	(78.5%)
Segment operating loss as a percent of segment revenues	N/M	N/M
Total Company:
Revenues	$164,036	$138,637	18.3%
Reimbursable expenses	15,336	13,796	11.2%

Total revenues and reimbursable expenses	$179,372	$152,433	17.7%

Statement of Earnings reconciliation:
Segment operating income	$46,658	$31,241	49.3%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	20,536	22,951	(10.5%)
Depreciation and amortization expense	4,779	4,653	2.7%

Total operating income	21,343	3,637	486.8%
Other expense, net	1,850	1,533	20.7%

Income from continuing operations before income tax expense	$19,493	$2,104	826.5%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	870	809	7.5%
Huron Legal	151	118	28.0%
Huron Education and Life Sciences	436	328	32.9%
Huron Financial	62	67	(7.5%)

Total	1,519	1,322	14.9%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	863	788
Huron Legal	146	116
Huron Education and Life Sciences	430	322
Huron Financial	62	68

Total	1,501	1,294
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	85.6%	83.2%
Huron Legal	52.0%	70.7%
Huron Education and Life Sciences	70.0%	70.8%
Huron Financial	84.7%	59.6%
Total	77.9%	77.8%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Other Operating Data (continued):
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$205	$192
Huron Legal	$222	$234
Huron Education and Life Sciences	$206	$212
Huron Financial	$331	$275
Total	$212	$203
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$85	$74
Huron Legal	$53	$80
Huron Education and Life Sciences	$70	$73
Huron Financial	$135	$81
Total	$79	$74
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	56	62
Huron Legal	1,089	897
Huron Education and Life Sciences	39	28
Huron Financial	2	2

Total	1,186	989
Revenue per full-time equivalents (in thousands):
Huron Healthcare (5)	$104	$88
Huron Legal	$31	$36
Huron Education and Life Sciences	$151	$145
Huron Financial	$149	$187
Total	$38	$43

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	Effective January 1, 2013, a group within the Huron Healthcare segment that provides post-implementation services that was previously classified as full-time equivalents will be classified as full-time billable consultants due to the evolving nature of the services that they offer. Prior periods have been restated to reflect this change.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$164,036	$138,637

Net income from continuing operations	$11,369	$587
Add back:
Income tax expense	8,124	1,517
Interest and other expenses	1,850	1,533
Depreciation and amortization	5,437	5,795

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	26,780	9,432
Add back:
Restatement related expenses	—	1,505
Restructuring charges	—	830
Litigation settlement gain	(1,150)	—

Adjusted EBITDA (6)	$25,630	$11,767

Adjusted EBITDA as a percentage of revenues (6)	15.6%	8.5%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net income from continuing operations	$11,369	$587

Weighted average shares - diluted	22,487	22,164
Diluted earnings per share from continuing operations	$0.51	$0.03

Add back:
Amortization of intangible assets	1,456	1,619
Restatement related expenses	—	1,505
Restructuring charges	—	830
Litigation settlement gain	(1,150)	—
Tax effect	(122)	(1,582)

Total adjustments, net of tax	184	2,372

Adjusted net income from continuing operations (6)	$11,553	$2,959

Adjusted diluted earnings per share from continuing operations (6)	$0.51	$0.13

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.